Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Friday, July 20, 2012

Tompkins Financial Corporation Reports Second Quarter Earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE MKT LLC)

Tompkins Financial Corporation reported net income of $8.8 million for the second quarter of 2012, a decrease of 6.1% from the $9.4 million reported for the same period in 2011.  Diluted earnings per share were $0.72 for the second quarter of 2012, a 15.3% decrease from $0.85 reported for the second quarter of 2011.  Quarterly earnings did show improvement from the first quarter, with second quarter net income up 13.0% and diluted earnings per share up 2.9% over the first quarter of 2012.

Results for the current quarter were impacted by $703,000 in after tax expenses related to the pending merger with VIST Financial Corporation as well as $243,000 in after tax income related to the reversal of an accrued liability related to the recently announced settlement of litigation between VISA Inc. and certain merchants.  As more fully disclosed in the non-GAAP disclosure section of this press release, net income and diluted earnings per share would have been $9.3 million and $0.76, respectively if the merger expenses and reversal of the accrued liability were excluded from year-to-date results.

For the 2012 year to date period, net income of $16.6 million and diluted earnings per share of $1.42, represent declines of 8.4% and 13.9%, respectively over the same six month period in 2011.  The current year to date net income and diluted earnings per share would have been $17.2 million and $1.47, respectively if the merger expenses and reversal of the accrued liability were excluded from year-to-date results, as disclosed in the non-GAAP disclosure section of this press release.

President and Chief Executive Officer Stephen S. Romaine, commented “Although second quarter earnings were down from the same period last year, we are encouraged by several positive trends noted during the quarter.  These trends included loan growth during the quarter at an annualized rate of more than 8%, continued improving trends in asset quality, and a stabilization of the net interest margin.  We have been working hard to prepare for the integration of VIST Financial into the Tompkins organization and are pleased that we remain on track to close this transaction on August 1st.  We remain very excited by this opportunity and feel we are well positioned to make this a successful transaction both in the short term, and for years to come.”

Selected highlights for the 2012 second quarter and year to date periods are included below:

▪
During the second quarter, the Company completed a successful capital raise, which helps position the Company for future growth, including the pending acquisition of VIST Financial.  After transaction costs, net proceed from the capital raise were approximately $38.0 million, and resulted in 1,006,250 new shares being issued on April 3, 2012.

▪
Credit quality continued to show improvement as nonperforming assets declined for the third consecutive quarter and net loan and lease losses were at their lowest level in the past four quarters. The ratio of nonperforming assets to total assets of 1.17% at June 30, 2012, has improved for seven consecutive quarters and remains well below the most recent peer averages of 2.62% published as of March 31, 2012, by the Federal Reserve1.  The Company continues to receive regular payments on over 65% of loan balances that we categorize as nonperforming.

▪
The net interest margin for the second quarter of 2012 was 3.52%, which is relatively unchanged from the 3.51% margin in the first quarter of 2012.  The margin is down from 3.77% in the second quarter of 2011.  Despite the decline in net interest margin over the past 12 months, net interest income of $28.1 million for the second quarter of 2012 was at a record level, as growth in earning assets and core deposits have helped mitigate the earnings impact from the decline in margin.

▪	Total loans were $2.0 billion at June 30, 2012, up $37.8 million or 1.9% from December 31, 2011, and up $99.0 million or 5.2% from June 30, 2011.

▪	Total deposits were $2.8 billion at June 30, 2012, up 3.9% from December 31, 2011, and up 7.5% from June 30, 2011.

▪
Noninterest income was up 6.3% for the quarter, when compared to the same period in 2011.  Net gain on securities transactions and insurance commissions and fees were up from prior year by $933,000 and $301,000, respectively.  The increase was partially offset by lower service charges on deposit accounts, which were impacted by regulatory changes implemented in the first quarter of 2012 and are expected to impact earnings for the remainder of 2012.  Investment services income was down compared to the same period in 2011, mainly a result of a planned decrease in the number of external broker dealer relationships.  Other income includes $405,000 of income related to the reversal of a liability that was previously accrued to cover the Company’s potential obligation to share in losses stemming from certain litigation of VISA Inc.

▪
Noninterest expense for the second quarter of 2012 was $26.9 million, up 6.7% from the same period last year. Pension and employee benefits were up 12.7%; lower interest rates have impacted plan discount rates and contributed to the increase. The increase in other operating expense over the same period prior year was impacted by merger related expenses of $879,000 related to the planned merger with VIST Financial, and a $329,000 increase in marketing and business development expenses.

▪
Provision for loan and lease losses was $1.0 million for the second quarter of 2012, down from $1.1 million and $1.2 million in the first quarter of 2012 and December 31, 2011, respectively, and in line with the second quarter of 2011.

▪	Nonperforming assets were $40.7 million at June 30, 2012, down 4.8% when compared to June 30, 2011 and December 31, 2011.

▪
The Company’s allowance for loan and lease losses totaled $26.9 million at June 30, 2012, which represented 1.33% of total loans, compared to $27.6 million and 1.39% at December 31, 2011.  The allowance for loan and lease losses covered 69.75% of nonperforming loans as of June 30, 2012, up from the 66.65% at December 31, 2011.

▪
Capital ratios remain well above the regulatory well capitalized minimums.  Tier 1 capital as a percentage of average assets at June 30, 2012, was 9.53%; and the ratio of total capital to risk-weighted assets was 16.22%.  The improvement in the capital ratios during the quarter is primarily attributable to the $38 million net capital raise completed in April 2012.

Mr. Romaine added, “As we begin the third quarter with the anticipation of closing on the transaction with VIST Financial, I would like to thank the employees of both companies for their dedication in working toward this shared goal of integrating the two organizations.  The experience in working with teams from both companies makes me more confident than ever in the potential for the combined organization.”

Tompkins Financial Corporation operates 46 banking offices in the New York State markets served by the Company's three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, and provides insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

1 Federal Reserve peer ratio as of March 31, 2012, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	06/30/2012	12/31/2011

Cash and noninterest bearing balances due from banks	$57,974	$47,297
Interest bearing balances due from banks	1,805	2,170
Money market funds	0	100
Cash and Cash Equivalents	59,779	49,567

Trading securities, at fair value	17,935	19,598
Available-for-sale securities, at fair value	1,183,088	1,143,546
Held-to-maturity securities, fair value of $27,613 at June 30, 2012, and $27,255
at December 31, 2011	27,120	26,673
Loans and leases, net of unearned income and deferred costs and fees	2,019,681	1,981,849
Less: Allowance for loan and lease losses	26,865	27,593
Net Loans and Leases	1,992,816	1,954,256

Federal Home Loan Bank stock and Federal Reserve Bank stock	16,692	19,070
Bank premises and equipment, net	45,167	44,712
Corporate owned life insurance	43,864	43,044
Goodwill	44,891	43,898
Other intangible assets, net	3,761	4,096
Accrued interest and other assets	47,555	51,788
Total Assets	$3,482,668	$3,400,248

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	1,439,875	1,356,870
Time	678,550	687,321
Noninterest bearing	646,668	616,373
Total Deposits	2,765,093	2,660,564

Federal funds purchased and securities sold under agreements to repurchase	161,662	169,090
Other borrowings, including certain amounts at fair value of $11,927 at June 30, 2012
and $12,093 at December 31, 2011	121,934	186,075
Trust preferred debentures	25,067	25,065
Other liabilities	55,213	60,311
Total Liabilities	$3,128,969	$3,101,105

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
12,259,700 at June 30, 2012; and 11,159,466 at December 31, 2011	1,226	1,116
Additional paid-in capital	248,403	206,395
Retained earnings	104,680	96,445
Accumulated other comprehensive income (loss)	484	(3,677)
Treasury stock, at cost – 95,588 shares at June 30, 2012, and 95,105 shares
at December 31, 2011	(2,610)	(2,588)

Total Tompkins Financial Corporation Shareholders’ Equity	352,183	297,691
Noncontrolling interests	1,517	1,452
Total Equity	$353,700	$299,143
Total Liabilities and Equity	$3,482,669	$3,400,248

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
(In thousands, except per share data) (Unaudited)	06/30/2012	06/30/2011	06/30/2012	06/30/2011
INTEREST AND DIVIDEND INCOME
Loans	$25,403	$25,883	$50,706	$51,584
Due from banks	5	4	8	9
Federal funds sold	0	1	2	5
Trading securities	189	220	387	455
Available-for-sale securities	7,523	7,896	14,699	15,583
Held-to-maturity securities	225	331	450	696
Federal Home Loan Bank stock and Federal Reserve Bank stock	196	219	417	509
Total Interest and Dividend Income	33,541	34,554	66,669	68,841
INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	720	868	1,454	1,717
Other deposits	1,798	2,565	3,825	5,190
Federal funds purchased and securities sold under agreements to repurchase	1,074	1,248	2,166	2,540
Trust preferred debentures	402	388	807	792
Other borrowings	1,437	1,533	2,866	3,108
Total Interest Expense	5,431	6,602	11,118	13,347
Net Interest Income	28,110	27,952	55,551	55,494
Less: Provision for loan and lease losses	1,011	1,005	2,136	2,915
Net Interest Income After Provision for Loan and Lease Losses	27,099	26,947	53,415	52,579
NONINTEREST INCOME
Investment services income	3,493	3,825	6,890	7,665
Insurance commissions and fees	3,760	3,459	7,398	6,833
Service charges on deposit accounts	1,593	2,107	3,378	4,091
Card services income	1,280	1,269	2,849	2,514
Mark-to-market (loss) gain on trading securities	(75)	165	(157)	115
Mark-to-market loss on liabilities held at fair value	77	(202)	166	(27)
Net other-than-temporary impairment losses1	(65)	0	(65)	0
Other income	1,770	1,390	3,034	3,219
Net gain on securities transactions	933	0	935	95
Total Noninterest Income	12,766	12,013	24,428	24,505
NONINTEREST EXPENSES
Salaries and wages	11,081	11,211	22,381	22,036
Pension and other employee benefits	4,123	3,657	8,422	7,688
Net occupancy expense of premises	1,793	1,706	3,598	3,601
Furniture and fixture expense	1,116	1,199	2,216	2,237
FDIC insurance	554	531	1,082	1,582
Amortization of intangible assets	124	146	257	316
Merger related expenses	879	0	972	0
Other operating expense	7,185	6,713	14,298	12,920
Total Noninterest Expenses	26,855	25,163	53,226	50,380
Income Before Income Tax Expense	13,010	13,797	24,617	26,704
Income Tax Expense	4,151	4,364	7,912	8,466
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	8,859	9,433	16,705	18,238
Less: Net income attributable to noncontrolling interests	33	33	65	65
Net Income Attributable to Tompkins Financial Corporation	$8,826	$9,400	$16,640	$18,173
Basic Earnings Per Share	$0.72	$0.86	$1.43	$1.66
Diluted Earnings Per Share	$0.72	$0.85	$1.42	$1.65

1 In 2012, other-than-temporary impairment ("OTTI") on securities available-for-sale totaling $148,000 in losses were recognized which included $83,000 recognized in AOCI, and $65,000 of OTTI losses recognized in noninterest income.  In 2011, OTTI on securities available for sale totaled $0 through June 30, 2011.

Average Consolidated Statements of Condition and Net Interest Analysis
	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	June 30, 2012			June 30, 2012			June 30, 2011
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$1,887	$5	1.07%	$20,269	$8	0.08%	$13,235	$9	0.14%
Money market funds	-	-	0.00%	36	-	0.00%	100	-	0.00%
Securities (1)
U.S. Government securities	1,153,660	6,927	2.42%	1,107,730	13,504	2.45%	945,956	14,215	3.03%
Trading securities	18,483	189	4.11%	18,917	387	4.11%	22,053	455	4.16%
State and municipal (2)	86,456	1,141	5.31%	84,785	2,270	5.38%	107,672	2,811	5.26%
Other securities	11,523	129	4.50%	11,787	268	4.57%	14,790	348	4.74%
Total securities	1,270,122	8,386	2.66%	1,223,219	16,429	2.70%	1,090,471	17,829	3.30%
Federal Funds Sold	11	-	0.00%	3,693	2	0.11%	6,426	5	0.16%
FHLBNY and FRB stock	17,546	196	4.49%	17,134	415	4.87%	18,505	509	5.55%
Loans, net of unearned income (3)
Real estate	1,452,800	18,229	5.05%	1,445,064	36,461	5.07%	1,376,735	36,978	5.42%
Commercial loans (2)	470,083	6,221	5.32%	468,418	12,311	5.29%	454,155	12,176	5.41%
Consumer loans	61,057	1,020	6.72%	61,804	2,054	6.68%	70,446	2,443	6.99%
Direct lease financing	5,013	71	5.70%	5,387	154	5.75%	8,318	246	5.96%
Total loans, net of unearned income	1,988,953	25,541	5.17%	1,980,673	50,980	5.18%	1,909,654	51,843	5.47%
Total interest-earning assets	3,278,519	34,128	4.19%	3,245,024	67,834	4.20%	3,038,391	70,195	4.66%

Other assets	260,651			257,020			223,893

Total assets	3,539,170			3,502,044			3,262,284

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,474,516	867	0.24%	1,466,424	1,872	0.26%	1,332,585	2,455	0.37%
Time deposits > $100,000	334,148	720	0.87%	333,605	1,454	0.88%	316,628	1,717	1.09%
Time deposits < $100,000	369,864	931	1.01%	375,981	1,953	1.04%	413,119	2,714	1.32%
Brokered time deposits < $100,000	-	-	0.00%	-	-	0.00%	3,372	21	1.26%
Total interest-bearing deposits	2,178,528	2,518	0.46%	2,176,010	5,279	0.49%	2,065,704	6,907	0.67%
Federal funds purchased & securities sold under agreements
to repurchase	168,303	1,074	2.57%	169,103	2,166	2.58%	178,359	2,540	2.87%
Other borrowings	149,388	1,437	3.87%	144,037	2,866	4.00%	162,731	3,108	3.85%
Trust preferred debentures	25,066	402	6.45%	25,066	807	6.47%	25,061	792	6.37%
Total interest-bearing liabilities	2,521,285	5,431	0.87%	2,514,216	11,118	0.89%	2,431,855	13,347	1.11%

Noninterest bearing deposits	613,315			604,866			511,345
Accrued expenses and other liabilities	55,549			56,679			36,242
Total liabilities	3,190,149			3,175,761			2,979,442

Tompkins Financial Corporation Shareholders’ equity	347,519			324,798			281,357
Noncontrolling interest	1,502			1,485			1,485
Total equity	349,021			326,283			282,842

Total liabilities and equity	$3,539,170			$3,502,044			$3,262,284
Interest rate spread			3.32%			3.31%			3.55%
Net interest income/margin on earning assets		28,697	3.52%		56,716	3.51%		56,848	3.77%

Tax Equivalent Adjustment		(587)			(1,165)			(1,354)

Net interest income per consolidated financial statements		$28,110			$55,551			$55,494
(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended
	Jun-12	Mar-12	Dec-11	Sep-11	Jun-11	Dec-11

Period End Balance Sheet
Securities	$1,228,143	$1,285,685	$1,189,817	$1,130,769	$1,138,563	$1,189,817
Loans and leases, net of unearned income and deferred costs and fees	2,019,681	1,977,569	1,981,849	1,951,598	1,920,716	1,981,849
Allowance for loan and lease losses	26,865	26,948	27,593	27,878	28,361	27,593
Total assets	3,482,668	3,546,694	3,400,248	3,359,017	3,287,598	3,400,248

Total deposits	2,765,093	2,859,436	2,660,564	2,675,674	2,572,008	2,660,564
Federal funds purchased and securities sold under agreements to repurchase	161,662	169,456	169,090	171,943	178,545	169,090
Other borrowings	121,934	132,884	186,075	138,001	172,643	186,075
Trust preferred debentures	25,067	25,066	25,065	25,063	25,062	25,065
Total equity	353,700	305,967	299,143	309,335	300,060	299,143

Average Balance Sheet
Average earning assets	$3,278,519	$3,211,533	$3,131,051	$3,050,346	$3,047,494	$3,064,761
Average assets	3,539,170	3,464,917	3,368,135	3,286,159	3,271,895	3,294,982
Average interest-bearing liabilities	2,521,285	2,507,146	2,435,326	2,391,576	2,432,556	2,422,577
Average equity	349,021	303,546	307,539	303,861	288,341	294,620

Share data
Weighted average shares outstanding (basic)	12,146,622	11,103,192	11,074,330	11,049,831	10,974,615	11,002,106
Weighted average shares outstanding (diluted)	12,166,417	11,147,489	11,104,623	11,124,331	11,016,515	11,035,384
Period-end shares outstanding	12,223,790	11,197,370	11,123,556	11,122,886	11,051,894	11,123,556
Book value per share	28.94	27.32	26.89	27.81	27.15	26.89

Income Statement
Net interest income	$28,110	$27,441	$27,999	$27,913	$27,952	$111,406
Provision for loan/lease losses	1,011	1,125	1,160	4,870	1,005	8,945
Noninterest income	12,766	11,661	11,197	12,312	12,013	48,014
Noninterest expense	26,855	26,371	24,200	23,973	25,163	98,552
Income tax expense	4,151	3,762	4,417	3,490	4,364	16,373
Net income attributable to Tompkins Financial Corporation	8,826	7,811	9,387	7,859	9,400	35,419
Noncontrolling interests	33	33	32	33	33	131
Basic earnings per share	$0.72	$0.70	$0.84	$0.71	$0.86	$3.21
Diluted earnings per share	$0.72	$0.70	$0.84	$0.71	$0.85	$3.20

Asset Quality
Net charge-offs	1,094	1,770	1,445	5,353	679	9,184
Nonaccrual loans and leases	36,749	38,455	39,588	40,419	38,457	39,588
Loans and leases 90 days past due and accruing	321	1,552	1,380	379	2,512	1,380
Troubled debt restructurings not included above	1,445	423	428	441	0	428
Total nonperforming loans and leases	38,515	40,430	41,396	41,239	40,969	41,396
OREO	2,161	1,906	1,334	1,632	1,742	1,334
Nonperforming assets	40,676	42,336	42,730	42,871	42,711	42,730
Loan Classifications
Special Mention	63,653	62,649	52,156	66,697	80,470	52,156
Substandard	58,185	58,272	72,920	73,313	80,003	72,920
Doubtful	588	1,344	1,494	509	2,450	1,494

RATIO ANALYSIS	Quarter-Ended					Year-Ended
Credit Quality	Jun-12	Mar-12	Dec-11	Sep-11	Jun-11	Dec-11
Net loan and lease losses/ average loans
and leases *	0.22%	0.36%	0.29%	1.10%	0.14%	0.48%
Nonperforming loans and leases/loans and leases	1.91%	2.04%	2.09%	2.11%	2.13%	2.09%
Nonperforming assets/assets	1.17%	1.19%	1.26%	1.28%	1.30%	1.26%
Allowance/nonperforming loans and leases	69.75%	66.65%	66.65%	67.60%	69.23%	66.65%
Allowance/loans and leases	1.33%	1.36%	1.39%	1.43%	1.48%	1.39%

Capital Adequacy (period-end)
Tier I capital / average assets	9.53%	8.46%	8.51%	8.55%	8.39%	8.51%
Total capital / risk-weighted assets	16.22%	14.37%	14.17%	14.11%	13.98%	14.17%

Profitability
Return on average assets *	1.00%	0.91%	1.11%	0.95%	1.15%	1.07%
Return on average equity *	10.17%	10.35%	12.07%	10.29%	13.08%	12.02%
Net interest margin (TE) *	3.52%	3.51%	3.62%	3.71%	3.77%	3.72%
* Quarterly ratios have been annualized

	Quarter-Ended					Year-Ended
Non-GAAP Disclosure	Jun-12	Mar-12	Dec-11	Sep-11	Jun-11	Dec-11
Reported net income	$8,826	$7,811	$9,387	$7,859	$9,400	$35,419
Adjustments (after tax):
Accrual adjustment VISA IPO	(243)	0	0
Merger related expenses	703	75	0	0	0	0
Subtotal adjustments	460	75	0	0	0	0
Adjusted net income	9,286	7,886	9,387	7,859	9,400	35,419
Weighted average shares outstanding (diluted)	12,166,417	11,147,489	11,104,623	11,124,331	11,016,515	11,035,384
Adjusted diluted earnings per share	$0.76	$0.71	$0.84	$0.71	$0.85	$3.21

Non-GAAP Disclosure	Year-to-date period ended
	Jun-12	Jun-11
Reported net income	$16,640	$18,173
Adjustments (after tax):
Accrual adjustment VISA IPO	(243)	0
Merger related expenses	778	0
Subtotal adjustments	535	0
Adjusted net income	17,175	18,173
Weighted average shares outstanding (diluted)	11,656,771	10,986,287
Adjusted diluted earnings per share	$1.47	$1.65